REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Trustees and Shareholders
Lehman Brothers Institutional Liquidity
   Cash Management Funds
New York, New York


In planning and performing our audit of the financial statements of Cash anagement Prime Portfolio (the Portfolio), a series of Lehman Brothers Institutional Liquidity Cash Management Funds for the year ended
March 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios internal
control over financial reporting.   Accordingly, we express no such opinion.

The management of the Portfolio is responsible for establishing and
maintaining effective internal control over financial reporting.   In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes
in accordance with generally accepted accounting principles.   Such
internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting
may not prevent or detect misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be
prevented or detected.   A material weakness is a significant deficiency, or
combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.


Board of Trustees and Shareholders
Lehman Brothers Institutional Liquidity
   Cash Management Funds
Page Two


Our consideration of the Portfolios internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolios internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of March 31, 2007.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Lehman Brothers Institutional Liquidity Cash Management Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 11, 2007